                                                                 Exhibit 10.5.1


                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

     This Agreement, made and entered into effective as of January 1, 1998 (the "Effective Date") by and between PACIFIC GATEWAY EXCHANGE, INC. (the "Company") and HOWARD NECKOWITZ (the "Executive"),

                                 WITNESSETH THAT:
                                 ---------------

     WHEREAS, the parties desire to enter into this Agreement pertaining to the continued employment of the Executive by the Company;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Executive as follows:

     1.  Employment Period.  Subject to the terms and conditions of this
         -----------------
Agreement, the Company hereby agrees to employ the Executive during the Employment Period (as defined below) and the Executive hereby agrees to remain in the employ of the Company and to provide services during the Employment Period in accordance with this Agreement. The "Employment Period" shall be the period beginning on the Effective Date and ending on the fifth anniversary thereof. After the fifth anniversary of the Effective Date, the Employment Period shall be automatically extended for 24-month periods, unless one party to this Agreement provides written notice of non-renewal to the other at least 90 days before the last day of the Employment Period.

     2.  Duties.
         ------

(a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its President and Chief Executive Officer during the Employment Period, and the Executive hereby agrees to remain in the employ of the Company during the Employment Period and, if elected, to serve as a member of the Board of Directors of the Company (the "Board") and for so long as he is serving on the Board, Executive agrees to serve as Chairman of the Board, as a member of the Executive Committee, and as a member of any other Board committee if the Board shall elect Executive to such positions. In any and all such capacities, Executive shall report only to the Board. Executive shall have and perform such duties, responsibilities, and authorities as are customary for the chief executive officer of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and consistent with such position and status, but in no event shall such duties, responsibilities, and authorities be reduced from those of Executive prior to the Effective Date. Executive shall devote substantial business time and attention, and his best efforts, abilities, experience, and talent to the position of President and Chief Executive Officer and for the businesses of the Company.

(b) Except as set forth in paragraph 2(c), during the Employment Period, Executive will not render services to any other person or entity, for compensation or otherwise, without the prior written consent of the Board, and Executive will not engage in any activity which conflicts or interferes in any material way with the performance of the duties and responsibilities of his position with the Company. During his employment with the Company, Executive will not, either as an employee, employer, consultant, independent contractor, agent, principal, partner, stockholder or in any other individual or representative capacity, engage or participate in any employment, consulting, business or other activity that is in competition in any manner with the business of the Company.

(c) Notwithstanding paragraph 2(a), Executive may devote a reasonable amount of personal time to the supervision of his personal investments which may include securities of Matrix Telecom, Pacific Telecom America and passive investments of up to 1% of the outstanding securities of any public company; and activities involving professional, charitable, civic, educational, religious and similar activities and engagements, to the extent that such activities do not conflict or interfere in any material way with his duties and responsibilities to the Company.

     3.  Compensation.  Subject to the terms and conditions of this Agreement,
         ------------
during the Employment Period while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

     (a) The Executive shall receive, for each 12-consecutive month period beginning on the Effective Date and each anniversary thereof, an annual salary of $600,000 (the "Salary"), which Salary shall be payable in substantially equal monthly installments. The Executive's Salary rate shall be reviewed by the Compensation Committee of the Board (the "Compensation Committee") annually on or about the anniversary of the Effective Date, to determine whether an increase in the amount of Salary is appropriate. In no event shall the Salary of the Executive be reduced to an amount that is less than the amount specified in this paragraph (a), or to an amount that is less than the amount that he was previously receiving.

     (b) The Executive shall be entitled to incentive compensation in the form of an annual cash bonus of up to $600,000. However, the Compensation Committee may award additional bonus amounts in recognition of outstanding performance. The amount of such bonus, if any, shall be determined by the Compensation Committee taking into consideration whether the Executive has met the performance targets that may have been set by the Compensation Committee for such year, the relative contribution by the Executive to the business of the Company, general economic conditions, and such other factors as the Compensation Committee deems relevant.

     (c) The Company shall obtain term life insurance coverage on the Executive's life providing $3 million in death benefits, but subject to the Executive's satisfactory completion of a physical examination and other aspects of the application process. Death benefits under such coverage shall be payable to the beneficiary named by the Executive. During the period of the Executive's employment with the Company, the Company shall pay the premiums with respect to such policy.

     (d) Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with the retirement, welfare benefits and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management employees.

     (e) The Executive shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior management employees of the Company, for reasonable expenses for entertainment, travel, meals, lodging and similar items which are authorized by the Company and actually incurred by the Executive in the promotion of the Company's business. In addition, the Executive shall be reimbursed by the Company for reasonably incurred legal expenses in connection with the negotiation and preparation of the Executive's employment arrangements.

     (f) The Executive may elect to defer the receipt of all or part of any bonus payable under paragraph 3(b) in accordance with the terms of a deferred compensation plan to be established by the Compensation Committee. Under such deferred compensation plan the deferred bonus amounts will be converted to stock units, based on the value of the Company's stock on the date the bonus would otherwise have been paid. Such stock units will be credited to a bookkeeping account maintained by the Company and shall be fully vested at all times. Additional stock units shall also be credited to the Executive's account in an amount equal to 25% of the amount of the deferred bonus, and such additional stock units shall vest 50% one year after initial crediting and the remaining 50% shall vest two years after initial crediting.
          If dividends are paid on shares of the Company's stock while any stock units are credited to the Executive's bookkeeping account, dividend equivalents will be credited to the Executive's account as additional stock units subject to the same vesting provisions as the stock units on which such dividend equivalents are based.

     (g) In addition to the Company's standard four-year vesting schedule and accelerated vesting upon a Change in Control (as defined in Exhibit A hereto), stock options awarded to the Executive under any option plans of the Company shall provide for 100% vesting of such awards upon the occurrence of a termination of the

          Executive's employment by the Company for reasons other than Cause (as defined in paragraph 4(h)), resignation by the Executive for Good Reason (as defined in paragraph 4(h)), or non-renewal of this Agreement and shall provide for exercisability of stock options for a one-year period after any such events. The Executive shall be entitled to stock option awards under the Company's 1997 Long Term Incentive Plan to purchase 500,000 shares of common stock of the Company on each of December 30, 1998 and December 30, 1999, provided that he remains employed by the Company on each such date. The per-share exercise price of the options under a given award shall be the fair market value of a share of the Company's common stock on the date of such award. If, prior to the granting of one or both of the stock option awards described in this paragraph 3(g), (i) a Change in Control occurs while the Executive remains employed with the Company, (ii) the Executive's employment is terminated by the Company for reasons other than Cause, or (iii) the Executive resigns for Good Reason, then upon the date of such Change in Control or separation, whichever is applicable, the Executive shall receive a cash payment from the Company in the amount described in the next sentence and the Executive shall no longer be entitled to the stock option award or awards which have not yet been granted. The cash payment described in the preceding sentence shall be equal to A times B, where A equals the excess, if any, of the fair market value of a share of the Company's common stock on the date of the Change in Control or separation, whichever is applicable, over $50.1875, and B equals 1,000,000 in the event such Change in Control or separation occurs before December 30, 1998 and 500,000 in the event such Change in Control or separation occurs on or after December 30, 1998 and before December 30, 1999.

     (h) The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Executive shall be covered under such insurance to the same extent as other senior management employees of the Company. The Executive shall be eligible for indemnification by the Company under the Company by-laws as currently in effect or, if more favorable to the Executive, the provisions of such by-laws as in effect at the time indemnification is required. The Company agrees that it shall not take any action that would impair the Executive's rights to indemnification under the Company by-laws, as currently in effect.

     (i) The Company shall make available, at the Executive's advance election, the following perquisites: (i) the costs and expenses for the lease of a car according to Company policy; (ii) dues and memberships for two luncheon clubs and one country club; (iii) financial and tax planning services; (iv) first-class air travel and first-class hotel accommodations; and (v) security.

     4.  Rights and Payments Upon Termination or Change in Control.  The
         ---------------------------------------------------------
Executive's right to benefits and payments, if any, for periods after the date on which his employment with the Company terminates for any reason (his "Termination Date") shall be determined in accordance with this Section 4:

     (a)  Minimum Payments.  If the Executive's Termination Date occurs during
          ----------------
          the Employment Period for any reason, the Executive shall be entitled to the following payments, in addition to any payments or benefits to which the Executive may be entitled under the following provisions of this Section 4 (other than this paragraph (a)):

          (i) his earned but unpaid Salary for the period ending on his Termination Date; and

          (ii) his accrued but unpaid vacation pay for the period ending with his Termination Date, as determined in accordance with the Company's policy as in effect from time to time.

          Payments to be made to the Executive pursuant to this paragraph 4(a) shall be made in a lump sum as soon as practicable after the Executive's Termination Date. Except as may be otherwise expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company following his Termination Date for purposes of any employee benefit plan or arrangement in which he may participate at such time.

     (b)  Termination By Company for Cause.  If the Executive's Termination Date
          --------------------------------
          occurs during the Employment Period and is a result of the Company's termination of the Executive's employment on account of Cause then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date.

     (c)  Termination for Death or Disability.  If the Executive's Termination
          -----------------------------------
          Date occurs during the Employment Period on account of the Executive's death or disability (as defined below), then the Executive (or in the event of his death, his estate) shall be entitled to the following:

          (i) continuing payments of his Salary for the period commencing on his Termination Date and ending on the earliest of (i) the last day of the 90-day period commencing on the Termination Date, (ii) the last day of the

               Employment Period, or (iii) in the case of the Executive's disability, the date on which the Executive violates the provisions of Section 7 of this Agreement;

          (ii) for such period of that time that the Executive or any of his dependents is eligible for and elects COBRA continuation coverage (as described in section 4980B of the Internal Revenue Code of 1986, as amended (the "Code")) under any Company group health plan, the Company shall pay 100% of the premiums necessary to maintain such COBRA continuation coverage;

        (iii) a pro rata bonus payment, payable in a lump sum as soon as practicable after the Termination Date, in an amount equal to the product of:

               (A) the bonus the Executive received for the Company's fiscal year prior to the fiscal year which includes his Date of Termination;

                   Multiplied By
                   -------------

               (B) a fraction, the numerator of which is the number of days in the fiscal year which includes the Executive's Date of Termination, but excluding the days following such Date of Termination, and the denominator of which is 365 (or, if the fiscal year in which the Effective Date occurs is a short year, the number of days during which the Executive would have been employed by the Company during that year if he had remained in the Company's active employment until the end of the year).

     (d)  Termination by the Company for Reasons Other Than Cause and
          -----------------------------------------------------------
          Termination by the Executive for Good Reason.  If the Executive's
          --------------------------------------------
          Termination Date occurs during the Employment Period and is a result of the Executive's termination of employment by the Company for reasons other than Cause or the Executive's resignation for Good Reason (as defined in paragraph (h) below), and is not on account of the Executive's death or disability, then the Executive shall be entitled to receive the following:

          (i) for the period commencing on his Termination Date and ending on the earliest of (i) the 36-month anniversary of his Termination Date, (ii) the date on which the Executive violates the provisions of Section 7 of this Agreement, or (iii) 90 days after the date of the Executive's death, the Company shall pay to the Executive the Salary and annual cash bonus (assuming all targets have been met), both as in effect as of his Termination Date, payable in substantially equal monthly installments;

          (ii) for such period of that time that the Executive or any of his dependents is eligible for and elects COBRA continuation coverage (as described in section 4980B of the Code under any Company group health plan, the Company shall pay 100% of the premiums necessary to maintain such COBRA continuation coverage: and

         (iii) the Executive shall become fully vested in the shares of restricted stock granted to the Executive by the Company on December 30, 1997.

     (e)  Termination for Voluntary Resignation.  If the Executive's Termination
          -------------------------------------
          Date occurs during the Employment Period on account of his voluntary resignation then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date.

     (f)  Payment Upon a Change in Control.  In the event of a Change in Control
          --------------------------------
          (as defined in Exhibit A hereto), the Executive shall receive from the Company (without regard to whether the Executive's Termination Date occurs in connection with such Change in Control) a lump sum payment equal to the amount that would have been payable to the Executive pursuant to paragraph 4(d)(i) had the Executive's employment with the Company been terminated as of the date of the Change in Control under circumstances that would have entitled the Executive to benefits under paragraph 4(d). In the event the Executive receives a payment pursuant to this paragraph (f), then upon the Executive's subsequent termination of employment with the Company for any reason, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits), other than those provided under paragraph 4(a), for periods after the Executive's Termination Date.

     (g)  Notice of Termination.  Any termination of the Executive's employment
          ---------------------
          by the Company or the Executive (other than a termination pursuant to death) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (h)  Definitions.  For purposes of this Agreement:
          -----------

          (i) The term "Cause" shall mean (1) The willful and continued failure by the Executive to substantially perform his duties under this Agreement, other than by reason of his being disabled (as defined below), for which the Executive must receive at least two prior written notices from the Board of Directors, describing specific reasonable duties or tasks, identifying the perceived failure to perform, and giving the Executive a good faith opportunity to satisfactorily perform those duties or tasks within a reasonable period of time. In addition, for this reason to constitute a termination for Cause for purposes of this Agreement, the Board of Directors must pass a resolution authorizing the Executive's termination for these reasons after providing the written notifications and opportunity to improve as described above. (2) The willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates. (3) Conduct by the Executive that involves theft or fraud or, in connection with his duties under this Agreement, dishonesty. (4) Executive's violation of the provisions of
               Section 7 hereof. or (5) Conviction of felony involving moral turpitude.

          (ii) The term "disability" shall mean the inability of the Executive, after reasonable accommodation, to continue to perform his duties under this Agreement on a full-time basis as a result of mental or physical illness, sickness or injury for a period of 180 days within any 12-month period, as determined by a licensed, practicing physician mutually agreed upon by the Company and the Executive.

          (ii) No act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

        (iii) The term "Good Reason" shall mean any of the following which occur without the Executive's consent and which are not corrected by the Company within 10 days of written notice to the Company by the Executive: (1) a diminution of the Executive's duties, titles (including Chairman of the Board, President of the Company, and Chief Executive Officer of the Company), or positions or the assignment to him of duties that are inconsistent in any substantial respect with the position, authority or responsibilities associated with the position of Chairman of the Board, President and Chief Executive Officer; (2) a reduction in the Executive's Salary rate or bonus potential; (3) a relocation, without the Executive's consent, of the Executive's principal office from his current office as of the Effective Date to an office that is more than 10 miles of the Executive's current office, except for required travel on Company business to an extent substantially consistent with the Executive's business travel obligations on the Effective Date; (4) the failure of the Executive to be reelected to the Board or to be reelected Chairman of the Board; or (5) the failure of the Company to obtain the assumption of this Agreement by any successor.

     (i)  Duties on Termination.  Subject to the terms and conditions of this
          ---------------------
          Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any.

     (j) Notwithstanding any other provision of this Agreement, the Executive shall automatically cease to be an officer and/or director of the Company and its affiliates as of his Termination Date.

     5.  Tax Gross-Up.  In the event that there shall occur a Change in Control
         ------------
of the Company and the Executive becomes entitled any payment, benefit, distribution, acceleration of vesting or combination thereof (the "Total Payments") by the Company or any affiliated company, which are or become subject to the excise tax imposed by Section 4999 of the Code, or any similar tax that may hereafter be imposed (the "Excise Tax"), the Company shall pay to Executive at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by the Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for under this
Section 5, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (i) the Total Payments, and (ii) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

     6.  No Mitigation; No Set-Off.  In the event of any termination of
         -------------------------
employment, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due him under the Agreement on account of any remuneration attributable to any subsequent employment that he may obtain or any claims the Company may have against him.

     7.  Confidential Information.  The Executive agrees that:
         ------------------------

     (a) Except as may be required by the lawful order of a court or governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order the Executive to divulge, disclose or make accessible such information, or as necessary to carry out his duties to the Company and its affiliates, or except to the extent that the Executive has express authorization from the Company, he shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates which was acquired by or disclosed to the Executive during the course of his employment with the Company or during the course of his consultation with the Company following his termination of employment and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

     (b) Upon his Termination Date or at the Company's earlier request, he will promptly return to the Company any and all records, documents, physical property, information, computer disks or other materials relating to the business of the Company and its affiliates obtained by him during his course of employment with the Company, provided that such materials shall not include his personal rolodex and diaries.

     (c) Nothing in the foregoing provisions of this Section 7 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of its affiliates, knowledge which was acquired by him during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

     8.  Equitable Remedies.  The Executive acknowledges that the Company would
         ------------------
be irreparably injured by a violation of Section 7 and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to seek a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Executive from any actual or threatened breach of Section 7 without any bond or other security being required.

     9.  Defense of Claims.  The Executive agrees that, on and after the
         -----------------
Effective Date, he will assist with the Company and its affiliates in the defense of any claims that may be made against the Company or its affiliates to the extent that such claims may relate to services performed by him for the Company. The Company shall reimburse the Executive for, or advance to the Executive, all reasonable out-of-pocket expenses incurred by the Executive in connection with the Executive's testimony and assistance under this Section 9, including reasonable fees and disbursements for independent counsel for the Executive if the Executive reasonably determines that the litigation, arbitration, proceeding or investigation is of a nature which requires that he have independent representation. To the extent travel is required to comply with the requirements of this Section 9, the Company, shall to the extent possible, provide the Executive with notice at least 10 days prior to the date on which such travel would be required and the Company agrees to reimburse the Executive for all of his reasonable actual expenses associated with such travel; provided, however, that if the Company reasonably expects the travel to be extensive or unduly burdensome to the Executive from a financial perspective, the Company may provide to the Executive pre-paid tickets for transportation in connection with such travel. The Executive shall not be obligated to make more than 20 days in any calendar year available for the purpose of furnishing assistance pursuant to this Section 9. In any event, any request for such assistance shall take into account (i) the significance of the matters at issue in the litigation, arbitration, proceeding or investigation and (ii) the Executive's other personal and business commitments. If Executive is no longer receiving payments under
Section 4, the Executive shall be entitled to a fee of $2,000 per day (or a pro rata fee for a portion of a day) for furnishing such assistance, such fee to be paid promptly following the Executive's submission of a statement therefor.

     10.  Notices.  Notices provided for in this Agreement shall be in writing
          -------
and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of the Company to the following address:

          Pacific Gateway Exchange
          533 Airport Boulevard, Suite 505
          Burlingame, California 94010

          Attention: Corporate Secretary

or to the Executive at his last residence address as shown on the Company's payroll records, or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

     11.  Withholding.  All compensation payable under this Agreement shall be
          -----------
subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Executive or to make the Executive whole for the amount of any required taxes.

     12.  Successors.  This Agreement shall be binding on, and inure to the
          ----------
benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company.

     13.  Nonalienation.  The interests of the Executive under this Agreement
          -------------
are not subject to the claims of his creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

     14.  Waiver of Breach.  The waiver by either the Company or the Executive
          ----------------
of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Executive. Continuation of payments hereunder by the Company following a breach by the Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

     15.  Arbitration.  Any dispute, claim or controversy relating to or arising
          -----------
out of this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration before the American Arbitration Association (the "Association"), with the hearing to be held in Santa Clara or San Mateo County, California, under the California Employment Dispute Resolution Rules then in effect for that organization. This Section 15 shall not be construed to limit the Company's right to obtain relief under Section 8 with respect to any matter or controversy subject to Section 8, and, pending a final determination by the arbitrator with respect to any such matter or controversy, the Company shall be entitled to obtain any such relief by direct application to a court of law, without being required to first arbitrate such matter or controversy. Arbitration shall be conducted before a single arbitrator selected by the Company and the Executive. In the event the parties cannot agree on an arbitrator, then the Association will supply both parties with a list of seven names from which the parties will alternately strike one name until only one remains, first choice is determined by a coin toss. The party winning the coin toss has the option of striking first. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of this Agreement. The cost of the arbitrator, any record or transcript of the arbitration, and administrative fees, shall be borne by the Company. Each party shall bear the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their cases.

     16.  Severability.  It is mutually agreed and understood by the parties
          ------------
that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Section 7, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

     17.  Applicable Law.  This Agreement shall be construed in accordance with
          --------------
the laws of the State of California.

     18.  Amendment.  This Agreement may be amended or canceled by mutual
          ---------
Agreement of the parties in writing without the consent of any other person.

     19.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

     20.  Other Agreements.  This Agreement constitutes the sole and complete
          ----------------
Agreement between the Company and the Executive and supersedes all other agreements, both oral and written, between the Company and the Executive with respect to the matters contained herein including, without limitation any prior employment agreements between the Company and the Executive. No verbal or other statements, inducements, or representations have been made to or relied upon by the Executive. The parties have read and understand this Agreement.


  Dated as of the date set forth above.

                               PACIFIC GATEWAY EXCHANGE


                               By:__________________________________
                                  Its:


                               _____________________________________
                               EXECUTIVE

                                   Exhibit A
                        Definition of Change in Control

     For purposes of the Agreement, a "Change in Control" shall mean the earliest to occur of any one of the following events:

     (1) any "Person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, the Executive, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), of 25% or more of the combined voting power of the Company's then outstanding securities having the right to vote for the election of directors ("Voting Stock");

     (2) the majority of the Board of Directors of the Company (the "Board") does not consist of individuals who are Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

     (3) the Company adopts any plan of liquidation for the distribution of all or substantially all of its assets;

     (4) the Company mergers with or into another company, or all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interest of the entity or entities, if any, that succeed to the business of the Company; or

     (5) the Company combines with any other company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

Once a Change in Control has occurred, no subsequent event shall be considered a Change in Control for purposes of this Agreement.